Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: July 23, 2020 01:09 PM Pacific Time

Incorporation Number: BC1258533

Recognition Date and Time: *Incorporated on July 23, 2020 01:09 PM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

CLEVER LEAVES HOLDINGS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
20TH FLOOR, 250 HOWE STREET
VANCOUVER BC V6C 3R8
CANADA

Delivery Address:
20TH FLOOR, 250 HOWE STREET
VANCOUVER BC V6C 3R8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
20TH FLOOR, 250 HOWE STREET
VANCOUVER BC V6C 3R8
CANADA

Delivery Address:
20TH FLOOR, 250 HOWE STREET
VANCOUVER BC V6C 3R8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Detwiler, Kyle

Mailing Address:
489 FIFTH AVENUE, 27TH FLOOR
NEW YORK NY 10017
UNITED STATES

Delivery Address:
489 FIFTH AVENUE, 27TH FLOOR
NEW YORK NY 10017
UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached